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                                                                    EXHIBIT 5.01

                        [FENWICK & WEST LLP LETTERHEAD]

                                  June 9, 2003

FormFactor, Inc.
2140 Research Drive
Livermore, California  94550

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-1 (Registration Number 333-86738) filed on April 22, 2002, as amended by Amendment No. 1 filed on April 30, 2002, Amendment No. 2 filed on May 28, 2002, Amendment No. 3 filed on December 18, 2002, Amendment No. 4 filed on December 20, 2002, Amendment No. 5 filed on May 7, 2003, Amendment No. 6 filed on May 21, 2003, Amendment No. 7 filed on May 30, 2003 and Amendment No. 8 to be filed on or about the date hereof, by FormFactor, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") (as amended from time to time, the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 5,500,000 shares of the Company's Common Stock, par value $0.001 per share (the "STOCK"), 394,695 of which will be sold by certain selling stockholders (the "SELLING STOCKHOLDERS"). Of the 394,695 shares of Stock that will be sold by the Selling Stockholders through the Registration Statement, 339,362 shares are presently issued and outstanding (the "ISSUED STOCK") and 55,333 shares will be issued upon the exercise by certain Selling Stockholders of their stock option agreements with the Company (the "OPTION STOCK").

      In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

      (1) the Company's Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on September 30, 2002.

      (2) form of the Company's Amended and Restated Certificate of Incorporation to be filed upon the closing of the offering contemplated by the Registration Statement.

      (3) the Company's Amended and Restated Bylaws, certified by the Company's Secretary on March 14, 2002.

      (4) form of the Company's Amended and Restated Bylaws to be effective upon the closing of the offering contemplated by the Registration Statement.

      (5) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

      (6)   the Prospectus prepared in connection with the Registration
            Statement.

      (7) the minutes of meetings and actions by written consent of the stockholders and the Board of Directors of the Company that are contained in the Company's minute books that are in our possession.
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      (8)   the stock records for the Company that the Company has provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting the Company's capital stock and of any rights to purchase capital stock that was prepared by the Company and dated May 31, 2003 verifying the number of such issued and outstanding securities).

      (9) the stock option agreements and related stock option plans under which the Selling Stockholders obtained options to purchase the Option Stock to be sold by them, and the stock option exercise or stock purchase agreements under which the Selling Stockholders acquired the Issued Stock to be sold by them as described in the Registration Statement.

      (10) the Letter of Transmittal and Custody Agreement, the Irrevocable Power of Attorney, the Underwriting Agreement Affirmation and the Stock Power signed by each of the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

      (11) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "MANAGEMENT CERTIFICATE").

      (12) the form of Underwriting Agreement to be entered into by and among the Company, the Selling Stockholders and the several underwriters party thereto, which is attached as Exhibit 1.01 to the Registration Statement.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the Selling Stockholders and the due authorization, execution and delivery of all such documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock to be issued and sold by the Company, and the certificates representing the Option Stock to be issued by the Company and to be sold by certain Selling Stockholders, will be, when issued, properly signed by authorized officers of the Company or their agents.

      We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California, and the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded.

      Based upon the foregoing, it is our opinion that (i) the 5,105,305 shares of Stock to be issued and sold by the Company, when issued, sold and delivered, in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions regarding the public offering price, the underwriting discounts and commissions, and other matters dependent upon the public offering price to be adopted by the Pricing Committee of the Company's Board of Directors, will be validly issued, fully paid and nonassessable, (ii) the 55,333 shares of Option Stock to be sold by certain Selling Stockholders, when issued, sold and delivered by the Company upon the exercise of stock options, in the manner and for the consideration stated in the applicable stock option plan of the Company and the stock option agreements with respect to such shares, will be validly issued, fully paid and nonassessable, and (iii) the 339,362 shares of Issued Stock to be sold by the Selling Stockholders are validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact,

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June 9, 2003

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circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                    Very truly yours,

                                    FENWICK & WEST LLP

                                    By: /s/ MARK A. LEAHY
                                        -----------------------------------
                                          Mark A. Leahy, a Partner